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                                   Exhibit 21

                              LIST OF SUBSIDIARIES



                       Virtue of California, Inc. (INACTIVE)
                       2027 Harpers Way
                       Torrance, CA 90501

                       Delkay Plastics (INACTIVE)
                       2027 Harpers Way
                       Torrance, CA 90501

                       Virco Inc.
                       2027 Harpers Way
                       Torrance, CA  90501

                       Virco Mgmt. Corporation
                       2027 Harpers Way
                       Torrance, CA  90501